CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement of Investors Cash Trust on Form N-14 (“Registration Statement”) of our reports dated February 24, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of Treasury Money Fund Investment and Treasury Money Fund - Institutional, which are also incorporated by reference into this Registration Statements. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and in Exhibit A “Form of Agreement and Plan of Reorganization” under the heading “Representations and Warranties” both in such Registration Statements. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm and Reports to Shareholders”, “Financial Highlights” and “Financial Statements” included in Form N-1A dated May 1, 2006, which is incorporated by reference into such Registration Statements.

PricewaterhouseCoopers LLP

Boston, Massachusetts

February 9, 2007